EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints STEVEN A. BURD, ROBERT L. EDWARDS and ROBERT A. GORDON and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the 2004 Annual Report on Form 10-K of Safeway Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney as of March 15, 2005.

Signature	Title
/s/ Steven A. Burd Steven A. Burd	Chairman, President and Chief Executive Officer

/s/ Robert L. Edwards Robert L. Edwards	Executive Vice President and Chief Financial Officer

/s/ David F. Bond David F. Bond	Senior Vice President, Finance and Control

/s/ Paul Hazen Paul Hazen	Director

/s/ Janet E. Grove Janet E. Grove	Director

/s/ Mohan Gyani Mohan Gyani	Director

/s/ Robert I. MacDonnell Robert I. MacDonnell	Director

/s/ Douglas J. Mackenzie Douglas J. Mackenzie	Director

/s/ Peter A. Magowan Peter A. Magowan	Director

/s/ Rebecca A. Stirn Rebecca A. Stirn	Director

/s/ William Y. Tauscher William Y. Tauscher	Director

/s/ Raymond G. Viault Raymond G. Viault	Director